                                                                    Exhibit 99.4

        TERAYON AND TANDBERG TELEVISION PARTNER TO DELIVER DIGITAL VIDEO
                              SOLUTIONS WORLDWIDE

Santa Clara, California - May 17, 2004 - Terayon Communication Systems, Inc. (Nasdaq: TERN), a leading provider of broadband access, delivery and management solutions, today announced that it has signed a partnership agreement with TANDBERG Television, the world's leading provider of professional video compression and TV delivery systems. The agreement will see TANDBERG Television integrate and resell Terayon's CherryPicker(TM) digital streams management system and other digital video solutions into the cable television, broadcast, telecommunications, satellite and digital terrestrial television markets worldwide.

     "Cable operators, broadcasters and telcos are moving at varying paces to the `all digital' future and by partnering with TANDBERG Television, a worldwide technology and market leader, we can help accelerate this migration with wider distribution of our products and by introducing exciting new solutions that leverage the innovation of both companies," said Jeff Barco, vice president and general manager of Terayon's Digital Video Solutions group.

     "Our technology solutions are helping our customers around the world to introduce multi-channel TV services over various delivery platforms. Our aim is to provide our customers with complete end-to-end systems that give them a business model solution, not just a technology infrastructure. We are well known for our systems integration, which sees us integrate best in class third party products to deliver the right solution for specific applications and are delighted to be able to include Terayon's CherryPicker within our portfolio," says Warren Hobson, director of corporate strategy at TANDBERG Television.

         TANDBERG Television will immediately begin the worldwide marketing and reselling of Terayon's complete suite of digital video products, comprising the DM (Distributed Media) family of CherryPicker products for cable and satellite operators, the CP line of digital video receivers and decoders and its BP (Broadcast Platform) line of solutions for broadcasters.

TERAYON DM CHERRYPICKER FAMILY

     Terayon's DM line of CherryPickers is the latest generation of the company's industry-leading CherryPicker digital streams management system, which have been deployed by leading cable operators worldwide since 1999. The DM line is composed of the DM 6400, which is optimized for HD (High Definition) applications, and the DM 3200. At the heart of both models are advanced proprietary ASICs (Application Specific Integrated Circuit) designed for the unique computational requirements of MPEG-2 digital video, unlike competitive solutions based on a combination of software and generic DSPs (Digital Signal Processors). This greater processing power enables a single DM to support multiple digital video applications simultaneously on every program, such as rate shaping while ad splicing.

TERAYON BP BROADCAST PLATFORM FAMILY

     Terayon's BP family of digital video solutions is comprised of three models that give broadcasters unprecedented flexibility to manage, brand and localize their HD and SD (Standard Definition) digital video. The BP 5100, the BP 5100-SD and the BP 5100-HD are each specifically designed to meet the HD and SD needs of broadcasters, including localized logo insertion, rate shaping and program splicing. All BP models work completely within the digital domain to help broadcasters realize substantial cost savings, higher reliability and superior picture quality compared with legacy baseband solutions.

ABOUT TANDBERG TELEVISION

     TANDBERG Television (Oslo: TAT) creates products and systems for the delivery of high quality live video and on demand content across cable, DSL, fibre, IP, satellite and terrestrial networks. Recognized as a market leader, the company provides systems integration and global support capabilities through its sales and 24-hour support operations in the Americas, Asia, Australia and Europe. TANDBERG Television's customers include many of the major broadcasters, network operators and content owners around the world. For more information visit: http://www.tandbergtv.com

ABOUT TERAYON

     Terayon Communication Systems, Inc. provides access and delivery management platforms for broadband providers, cable companies, satellite operators and broadcasters for the delivery of advanced, carrier-class voice, data and video services. Terayon, headquartered in Santa Clara, California, has sales and support offices worldwide, and is traded on the Nasdaq under the symbol TERN. Terayon can be found on the web at www.terayon.com.


                                      # # #

"SAFE HARBOR" STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:
Except for the historical information contained herein, this news release contains forward-looking statements, estimates and assumptions by Terayon and other parties that involve risks and uncertainties, including Terayon's ability to gain new business; Tandberg's ability to sell Terayon's products; Terayon's ability to develop new, technologically advanced products; the performance capabilities of the DM 3200, DM 6400, BP 5100, BP 5100-HD, BP 5100-SD and the CP line of digital video receivers and decoders; the acceptance of Terayon's new products in the market; the sales of Terayon's new products; the expansion of operations by Terayon's customers and the deployment of Terayon's products in specific markets; as well as the other risks detailed from time to time in Terayon's filings with the Securities and Exchange Commission.

Note: Terayon and the Terayon logo are registered trademarks of Terayon Communication Systems, Inc. All other trademarks are property of their respective owners.